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                                                                     EXHIBIT 4.2

                  AMENDMENT NUMBER 1 TO THE WARRANT AGREEMENT

     THIS AMENDMENT NUMBER 1, dated as of August 11, 1999 (the "Amendment") to the WARRANT AGREEMENT, dated as of July 30, 1999 (the "Warrant Agreement"), between The Cronos Group, a Luxembourg societe anonyme (the "Company"), First Union National Bank, a national banking association ("FUNB"), and MeesPierson N.V., a Naamlose Vennootaschap ("MeesPierson"), together with FUNB, and any transferee of Warrants or Warrant Stock, the "Warrantholders").

                             W I T N E S S E T H :

     WHEREAS, the Company and the Warrantholders have previously entered into the Warrant Agreement;

     WHEREAS, the parties wish to amend the Warrant Agreement;

     NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned in the Warrant Agreement.

SECTION 1. Amendments to the Warrant Agreement. Effective upon the execution and delivery of this Amendment, the first full paragraph of Section
8.1 beginning with the words "Subject to the foregoing" is amended to read as follows:

"Subject to the foregoing, the Company shall prepare and file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable and within 60 days after the Closing Date".

SECTION 1. Representations and Warranties. The Company hereby confirms that each of the representations and warranties set forth in Section 11 of the Warrant Agreement are true and correct as of the date first written above with the same effect as though each had been made as of such date, except to the extent that any of such representations and warranties expressly relate to earlier dates.

SECTION 1.     Effectiveness of Amendment.

          (a) This Amendment shall become effective as of August 2, 1999 (the "Effective Date").

          (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          (c) On and after the execution and delivery hereof, (i) this Amendment shall be a part of the Warrant Agreement, and (ii) each reference in the Warrant Agreement to "this
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Warrant Agreement" or "hereof", "hereunder" or works of like import, and each reference in any other document to the Warrant Agreement shall mean and be a reference to such Warrant Agreement as amended or modified hereby.

          (d) Except as expressly amended or modified hereby, the Warrant Agreement shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto.

          (e) The Company and Warrantholders hereby consent to this Amendment and all of the provisions hereof.

SECTION 1. Execution in Counterparts, Effectiveness. This Amendment may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

SECTION 1. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF LUXEMBOURG, WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF LUXEMBOURG.


                              [signatures follow]
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      IN WITNESS WHEREOF, the Company and the Warrantholders have caused this
Amendment Number 1 to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                    THE CRONOS GROUP,
                                    Company


                                    By: /s/ Dennis J. Tietz
                                       -------------------------------------
                                       Name: Dennis J. Tietz
                                       Title: Chief Executive Officer



                                    MEESPIERSON N.V.,
                                    Warrantholder


                                    By: /s/ J.G.H.M. Hanegraff
                                       -------------------------------------
                                       Name: J.G.H.M. Hanegraff
                                       Title: Senior Account Manager



                                    FIRST UNION NATIONAL BANK,
                                    Warrantholder


                                    By: /s/ Jessica Tisdale
                                       -------------------------------------
                                       Name: Jessica Tisdale
                                       Title: Vice President